UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 27, 2005

TNX Television Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-33313	95-4868287
(Commission File Number)	(IRS Employer Identification No.)

800 S. Ocean Blvd., L1, Boca Raton, FL	33432
(Address of Principal Executive Offices)	(Zip Code)

(561) 395-9973
(Registrant’s Telephone Number, Including Area Code)

1811 Chestnut Street, Suite 120, Philadelphia, Pennsylvania 19103
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On April 27, 2005, Nicolas Rogerson resigned from our Board of Directors.

(c) On May 2, 2005, we appointed Manfred Birnbaum as a member of our Board of Directors (the "Board"). For the past 12 years, Mr. Birnbaum has worked as an independent management consultant, specializing in divestitures, technology licensing and evaluation and strategic planning, for companies such as Westinghouse Electric Corporation, Asea Brown Boveri, Inc. Siemens AG, Data Systems & Solutions, Foster Wheeler, Duke Energy and TNX Television Holdings, Inc. He has been a consultant to us since May 2004. Previously, he served as Chief Executive Officer of English Electric Co., a U.S. subsidiary of General Electric Company of Great Britain. He spent 24 years with Westinghouse Electric Corporation in various technical and senior management positions. Mr. Birnbaum earned a Bachelor’s degree in Mechanical Engineering from Polytechnic Institute in New York and Master’s degree in Electrical Engineering from the University of Pennsylvania.

As compensation for his services as a member of the Board, Mr. Birnbaum is entitled to options to purchase 50,000 shares of common stock, par value $.001, upon joining the Board. Such options vest one-half on the first anniversary of the date of grant and one-quarter for the subsequent six months and 12 months.

Mr. Birnbaum has also been appointed to serve as Chairman of the Compensation Committee and a member of the Audit Committee and Nominating and Corporate Governance Committee of the Board and is accordingly entitled to a grant of options to purchase (a) 75,000 shares of Common Stock for his service as a Chairman of the Compensation Committee, (b) 50,000 shares of Common Stock for his service as a member of the Audit Committee and (b) 25,000 shares of Common Stock for his service as a member of the Nominating and Corporate Governance Committee. Such options vest one-half on the first anniversary of the date of grant and one-quarter for the subsequent six months and 12 months.

Mr. Burnbaum will continue to provide management and operational consulting services to us. In May 2004, he was granted options to purchase 30,000 shares of our common stock at a price equal to the closing price of the stock on May 12, 2004. Such stock vested one-third six months after the date of his option agreement, one-third one year after date of the agreement and one-third 18 months after date of his agreement and shall expire three years and a half after the date of such agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TNX TELEVISION HOLDINGS, INC.

Date: May 3, 2005	By:	/s/ Irwin L. Gross
Irwin L. Gross
Title: Chief Executive Officer